                               AMENDMENT No. 1
                                    to the
                  AMENdED AND RESTATED DECLARATION OF TRUST
                                      of
                          OPPENHEIMER MUNICIPAL FUND

      This Amendment  Number 1 is made as of September 30, 2002 to the Amended
and  Restated  Declaration  of  Trust  of  Oppenheimer   Municipal  Fund  (the
"Trust"),  dated as of June 7,  2002,  by and among the  individual  executing this Amendment below on behalf of the Trustees of the Trust.

      WHEREAS, the Trustees established  Oppenheimer Municipal Fund as a trust fund under the laws of the Commonwealth of  Massachusetts,  for the investment and reinvestment of funds  contributed  thereto,  under a Declaration of Trust dated September 16, 1996 as amended and restated June 7, 2002;

      WHEREAS,  the Trustees,  acting  pursuant to Section 12 of ARTICLE NINTH of the Trust's  Amended and Restated  Declaration of Trust dated June 7, 2002, desire to change the  principal  place of  business  of the Trust  established under the Amended and Restated Declaration of Trust dated June 7, 2002;

      WHEREAS,  the Trustees,  acting pursuant to Section 12 of ARTICLE NINTH, of the Trust's  Amended and Restated  Declaration of Trust dated June 7, 2002, desire to make a permitted change to said Amended and Restated  Declaration of
Trust  without  shareholder  approval to change the name of the sole Series of the Trust  named  "Oppenheimer  Intermediate  Municipal  Fund" as  established under the Amended and Restated Declaration of Trust dated June 7, 2002;

      NOW,  THEREFORE,  the Trust's Amended and Restated  Declaration of Trust
is amended as follows:

      Article FIRST of the Trust's  Amended and Restated  Declaration of Trust
is amended by changing the registered agent as follows:

      The address of  Oppenheimer  Municipal  Fund is 6803 South  Tucson
      Way, Centennial, CO 80112.

      Section  3 of  Article  FOURTH,  of the  Trust's  Amended  and  Restated
Declaration  of Trust  is  hereby  amended  by  changing  the name of the sole
Series of Shares of the Trust from "Oppenheimer  Intermediate  Municipal Fund"
to "Oppenheimer Limited Term Municipal Fund."

Acting  pursuant to Section 12 of ARTICLE NINTH,  the  undersigned  signs this amendment by and on behalf of the Trust.

                                             Oppenheimer Municipal Fund

                                             /s/Phillip T. Masterson
                                             ---------------------------------
                                             Phillip T. Masterson,
                                             Assistant Secretary